EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-201808) pertaining to the 2011 Equity Incentive Plan, 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of TRACON Pharmaceuticals, Inc. of our report dated March 10, 2015, with respect to the financial statements of TRACON Pharmaceuticals, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

San Diego, California
March 10, 2015